Exhibit 4.1

CNX MIDSTREAM PARTNERS LP

and

EACH OF THE GUARANTORS PARTY HERETO

4.750% SENIOR NOTES DUE 2030

INDENTURE

Dated as of September 22, 2021

UMB BANK, N.A.

Trustee

TABLE OF CONTENTS

i

Section 12.11	Severability	92
Section 12.12	Counterpart Originals	92
Section 12.13	Table of Contents, Headings, etc.	92

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF NOTE GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF POSITION REPRESENTATION

This INDENTURE, dated as of September 22, 2021, is among CNX Midstream Partners LP, a Delaware limited partnership (the “Issuer”), the subsidiary guarantors listed on the signature pages hereof (each, a “Guarantor” and collectively, the “Guarantors”) and UMB Bank, N.A., as trustee.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Issuer’s 4.750% Senior Notes due 2030 (the “Notes”):

Article 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as such Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning assigned to such term under Section 4.11(a) hereof.

“Agent” means any Registrar or Paying Agent.

“Alternate Offer” has the meaning assigned to such term under Section 4.14(c) hereof.

“Applicable Premium” means, with respect to any Note at the time of computation, an amount equal to the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such time of (i) the redemption price of the Note at April 15, 2025 (such redemption price being set forth in the table under Section 3.07 hereof) plus (ii) all required interest payments due on the Note through April 15, 2025 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points; over

(b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000.

“Asset Sale” means:

(1) the sale, lease, transfer, conveyance or other disposition of any properties or assets by the Issuer or any of its Restricted Subsidiaries; provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole will be governed by Section 4.14 hereof or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $25.0 million;

(2) a transfer or other disposition of properties or assets between or among the Issuer and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4) the sale, leave or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole);

(5) the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6) licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8) the granting of Liens not prohibited by Section 4.12 hereof;

(9) any Asset Swap;

(10) the sale or other disposition of cash or Cash Equivalents; and

(11) a Restricted Payment that does not violate Section 4.07 hereof.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties (other than Capital Stock) used or useful in a Permitted Business between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 4.10 hereof as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Finance Lease Obligation.”

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Start Date.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, demand deposits and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson BankWatch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from either of Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(6) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either of S&P or Moody’s; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than a Qualified Owner, which occurrence is followed by a Ratings Decline within 60 days;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3) the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of (a) until such time as the Issuer is no longer a limited partnership, the Voting Stock of the General Partner or (b) the Issuer, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Ratings Decline within 60 days.

Notwithstanding the preceding, a conversion of the Issuer from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as immediately following such conversion or exchange either (a) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Issuer immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding any Qualified Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or (b) one or more Qualified Owners in the aggregate own more than 50% of the Voting Stock of such entity.

“Clearstream” means Clearstream Banking, S.A.

“CNX” means CNX Resources Corporation, a Delaware corporation.

“Code” means Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses, charges or losses in any future period or amortization of a prepaid cash expense, charge or loss that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6) the amount of any minority interest expense deducted in calculating Consolidated Net Income; plus

(7) any costs or expenses incurred by such Person or any of its Restricted Subsidiaries pursuant to any management equity plan or option plan or any other management or employee benefit plan or agreement or any subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Person or net cash proceeds of issuance of Equity Interests of the Person (other than Disqualified Equity); minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) any payments to such Person or any of its Restricted Subsidiaries pursuant to minimum volume commitments, minimum well commitments or similar arrangements shall be included to the extent not otherwise included in the calculation of Consolidated Net Income;

(3) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of Financial Accounting Standards Board Accounting Standards Codification (ASC) 815 will be excluded;

(6) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

(7) any extraordinary, unusual or nonrecurring items of gain or loss, or revenue or expense, including, without duplication, Transaction Costs, together with any related provision for taxes on such items, will be excluded;

(8) any non-cash compensation expense realized for grants of performance shares, stock, stock options or other equity-based awards will be excluded;

(9) any income or loss attributed to discontinued operations will be excluded;

(10) any asset impairment or write-downs on assets under GAAP or SEC guidelines will be excluded; and

(11) for any period during which such Person is a pass-through or disregarded entity for U.S. federal income tax purposes, an amount equal to the Permitted Tax Distributions for such period will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after (a) adding the aggregate incremental amount of total assets that would have resulted from an acquisition of assets from an Affiliate that is accounted for as a pooling had it been accounted for using purchase accounting and (b) deducting the following amounts: (i) all current liabilities reflected in such balance sheet, and (ii) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Agreement” means that certain Credit Agreement, dated as of March 8, 2018, by and among CNX Midstream Partners LP, as Borrower, certain subsidiaries of the Borrower as Guarantors, PNC Bank, National Association, as Administrative Agent, Collateral Agent and Swingline Lender, each Issuing Lender and the Lenders party thereto from time to time, including any related notes, guaranties, security documents, mortgages, deeds of trust, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, amended and restated, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors) or otherwise modified in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (including increasing the amount of available borrowings thereunder).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Equity” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Equity solely because the holders of the Capital Stock have the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of either (a) Equity Interests of the Issuer by the Issuer (other than Disqualified Equity and other than to a Subsidiary of the Issuer) or (b) Equity Interests of a direct or indirect parent entity of the Issuer (other than to the Issuer or a Subsidiary of the Issuer) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Issuer.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith (i) by a financial, accounting or executive officer of the General Partner for any valuation of less than $50.0 million and (ii) otherwise by the Board of Directors of the General Partner.

“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP. Notwithstanding the foregoing, any lease that is treated as an operating lease pursuant to GAAP as in effect prior to giving effect to FASB Accounting Standards Update ASU 2016-02 (whether or not such lease were in effect at the time of effectiveness of such FASB Accounting Standards Update ASU 2016-02) shall not be treated as a Finance Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as in effect prior to giving effect to FASB Accounting Standards Update ASU 2016-02) notwithstanding the implementation of FASB Accounting Standards Update ASU 2016-02 or any actual or proposed change in GAAP after the date hereof.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Equity (in the case of such specified Person) or Preferred Stock (in the case of any of such specified Person’s Restricted Subsidiaries) subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity or Preferred Stock, as applicable, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Subsidiaries, including through mergers, consolidations or otherwise, and including any related financing transactions during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any readily identifiable and factually supportable changes to Consolidated Cash Flow, including any pro forma expense and cost reductions or operating improvements that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of such Person or of its general partner, if applicable (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) interest income reasonably anticipated by such Person to be received during the applicable four quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(5) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(6) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Fixed Charges” means, with respect to any specified Person for any period,

(A)	the sum, without duplication, of:

(1)

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)

any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)

all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or Preferred Stock of any of its Restricted Subsidiaries, other than dividends on such Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Equity) or to the Issuer or a Restricted Subsidiary of the Issuer, minus

(B)

to the extent included in (A) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity, in each case, on a consolidated basis and determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Partner” means CNX Midstream GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Issuer or as the business entity with the ultimate authority to manage the business and operations of the Issuer.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(iii), 2.06(b)(iv) or 2.06(d)(1) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means any Subsidiary of the Issuer that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred;

(4) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(5) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

“Incremental Funds” has the meaning assigned to such term under Section 4.07 hereof.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Finance Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1) accrued expenses and trade accounts payable arising in the ordinary course of business;

(2) any obligation of the Issuer or any of its Restricted Subsidiaries in respect of workers’ compensation claims, self-insurance obligations and bid, performance, surety and similar bonds issued for the account of the Issuer and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Issuer or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3) any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at fixed maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence;

(5) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

(6) indebtedness, the proceeds of which are funded into an escrow or other trust or similar arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to the Issuer or any Restricted Subsidiary.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $400,000,000 aggregate principal amount of the Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means the initial purchasers listed on Schedule I to the purchase agreement entered into in connection with the offer and sale of the Notes on the Start Date and any initial purchasers party to any similar purchase agreement in connection with the issuance of any Additional Notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

“Investment Grade Rating” means a rating, from either Moody’s or S&P, of the Notes equal to or higher than Baa3 by Moody’s or BBB- by S&P (or, if either such entity ceases to rate such Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other nationally recognized statistical rating organization selected by the Issuer as a replacement agency).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (A) commission, travel and similar advances to officers and employees made in the ordinary course of business and (B) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Issuer in which the Issuer or any of its Restricted Subsidiaries makes any Investment in the Equity Interests of such Person.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition or any other Investment, including by way of merger, amalgamation or consolidation, by the Issuer and/or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that the Consolidated Cash Flow, Consolidated Net Income, Consolidated Net Tangible Assets and any other financial term derived therefrom, other than for purposes of calculating any baskets or ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Cash Flow, Consolidated Net Income or Consolidated Net Tangible Assets of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Long Derivative Instrument” means a Derivative Instrument (a) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (b) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness except to the extent resulting in a permanent reduction in availability of such Indebtedness under a Credit Facility, secured by a Lien on the properties or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; and

(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Short” means, with respect to a Holder or Beneficial Owner of Notes, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

For purposes of determining compliance with Section 4.09 hereof, if any Non-Recourse Debt of any of the Issuer’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final Offering Memorandum of the Issuer, dated September 15, 2021, with respect to the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, if such Person is a limited partnership, the general partner of such Person, and in the case of the Issuer, the General Partner).

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by any two of its Officers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of Section 12.05 hereof.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Start Date.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer or the General Partner, any Subsidiary of the Issuer or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Issuer dated as of January 3, 2018, as in effect on the Start Date.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Equity of the Issuer or Indebtedness or Preferred Stock of any of its Restricted Subsidiaries to the extent such Indebtedness, Disqualified Equity or Preferred Stock, as applicable, was Indebtedness, Disqualified Equity or Preferred Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Issuer or (b) such Person was merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries (in either case, whether or not such Indebtedness was incurred in contemplation of such merger or consolidation); provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries, as applicable, either:

(1) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer or such Person (if the Issuer is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth Section 4.09(a) hereof; or

(2) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Issuer or such Person (if the Issuer is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

“Permitted Business” means the business conducted by the Issuer and its Subsidiaries on the date of this Indenture, and any business of a nature that is or shall have become related to (a) the gathering, marketing, treating, compression, fractionating, processing, storage, selling and transporting of Hydrocarbons and other minerals and products produced in association therewith, or any business that generates gross income at least 90% of which that constitutes “qualifying income” under Section 7704(d) of the Code, (b) the acquisition, exploration, development, production, operation and disposition of interests in oil, natural gas and other Hydrocarbon properties, (c) the production of electricity or other sources of power, such as coal- or natural gas-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities, (d) sourcing, treating or disposing of water or waste fluid, (e) methane and carbon abatement, capture and storage and hydrogen production, storage, transportation and marketing and (f) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in this definition, including entering into Hedging Obligations related to any of these activities.

“Permitted Business Investments” means Investments by the Issuer or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Issuer or in any Joint Venture; provided that:

(1) either (a) at the time of such Investment and immediately thereafter, the Issuer could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07 hereof) not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to the Issuer or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Issuer or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keepwell” arrangement) could, at the time such Investment is made, be incurred at that time by the Issuer and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Issuer; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment made as a result of the receipt of non-cash consideration from:

(a) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or

(b) pursuant to clause (9) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Issuer;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations incurred in the ordinary course of business;

(8) loans or advances to officers, directors or employees of the General Partner, the Issuer or any Restricted Subsidiary of the Issuer made in the ordinary course of business or consistent with past practice or guarantees in respect thereof or otherwise made on their behalf (including payment on such guarantees) in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9) repurchases of the Notes;

(10) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(11) Permitted Business Investments;

(12) Investments owned by any Person at the time such Person merges with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Investments (a) are not incurred in contemplation of such merger or acquisition and (b) are, in the good faith determination of the Issuer, incidental to such merger or acquisition, and in each case renewals or extensions thereof in amounts not greater than the amount of such Investment;

(13) Investments existing on the date of this Indenture; and

(14) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $75.0 million and (b) 5.0% of the Issuer’s Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1) Liens securing any Indebtedness under any Credit Facilities (and all Obligations and Hedging Obligations relating to such Indebtedness) incurred pursuant to clause (i) of the definition of Permitted Debt;

(2) Liens in favor of the Issuer or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged with or into or consolidated with the Issuer or such Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to such acquisition;

(5) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens to secure Indebtedness (including Finance Lease Obligations) permitted Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Indenture, other than Liens securing the Credit Agreement;

(8) Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(9) Liens on any property or asset acquired, constructed or improved by the Issuer or any of its Restricted Subsidiaries, which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(10) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Issuer or any Restricted Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(11) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

(12) Liens to secure performance of Hedging Obligations of the Issuer or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(13) Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for purchase, gathering, processing, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, unitization and pooling declarations and agreements, area of mutual interest agreements, real property leases and other agreements arising in the ordinary course of business of the Issuer and its Restricted Subsidiaries that are customary in the Permitted Business;

(14) Liens on specific items of inventory, receivables or other goods (or the proceeds thereof) of the Issuer or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted Section 4.09 hereof;

(15) Liens securing any Indebtedness equally and ratably with all Obligations due under the Notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12 hereof;

(16) Liens securing Permitted Acquisition Indebtedness; provided that such Lien is limited to the assets acquired in connection with the transaction pursuant to which the Permitted Acquisition Indebtedness became an obligation of the Issuer or any of its Restricted Subsidiaries;

(17) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens pursuant to this clause (17) does not exceed the greater of (a) $175.0 million or (b) 15.0% of the Issuer’s Consolidated Net Tangible Assets at such time; and

(18) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (17) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

Upon the termination of the covenants pursuant to the provisions under Section 4.17 hereof, for purposes of complying with Section 4.12 hereof, the Liens described in clauses (1) and (17) of this definition of “Permitted Liens” will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding in aggregate principal amount, at the time of determination, 15% of the Consolidated Net Tangible Assets of the Issuer. Once effective, this 15% overall limitation on Permitted Liens will continue to apply so long as the Notes are outstanding; provided, however that at any such time the Notes do not have an Investment Grade Rating from either Moody’s or S&P, the Liens described in clauses (1) and (17) of this definition of “Permitted Liens,” solely to the extent securing Indebtedness incurred under clauses (1) and (12), respectively, of the definition of Permitted Debt, will be Permitted Liens without restriction by this 15% limitation, but all other Liens described in this definition, taken together, will continue to be subject to this 15% overall limitation.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes or the Note Guarantees, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, extended refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary (other than a Guarantor) if the Issuer or a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged.

“Permitted Tax Distributions” means for any calendar year or portion thereof during which the Issuer is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the partners of the Issuer (or payments on their behalf in connection with any composite tax return filing) on or prior to each estimated tax payment date as well as each other applicable due date, in an amount not to exceed the product of (a) the total aggregate net taxable income of the Issuer and its Subsidiaries (or estimates thereof) which is allocable to the partners or members as a result of the operations or activities of the Issuer and its Subsidiaries during the relevant period (including any income or deductions resulting from adjustments under Section 743(b) of the Code and reduced by cumulative net losses of the Issuer from prior periods to the extent permissible as a deduction by any of the partners or members against the net taxable income of the Issuer for the relevant period), multiplied by (b) the highest combined marginal federal, state and local income tax rates applicable to any partner of the Issuer (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their partners or members).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock, units or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Owner” means each of CNX and its Subsidiaries.

“Ratings Categories” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Decline” means a decrease in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or – for S&P and 1, 2 and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

“Regulated Bank” means an Approved Commercial Bank that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c); or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note with respect to the Notes upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” has the meaning set forth in Section 2.06(g)(iii).

“Reporting Default” means a Default described in clause (4) of Section 6.01 hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless specified otherwise, references to a Restricted Subsidiary refer to a Restricted Subsidiary of the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“Screened Affiliate” means any Affiliate of a Holder or Beneficial Owner of Notes (a) that makes investment decisions independently from such Holder or Beneficial Owner and any other Affiliate of such Holder or Beneficial Owner that is not a Screened Affiliate, (b) that has in place customary information screens between it and such Holder or Beneficial Owner and any other Affiliate of such Holder or Beneficial Owner that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (c) whose investment policies are not directed by such Holder or Beneficial Owner or any other Affiliate of such Holder or Beneficial Owner that is acting in concert with such Holder or Beneficial Owner in connection with its investment in the Notes and (d) whose investment decisions are not influenced by the investment decisions of such Holder or Beneficial Owner or any other Affiliate of such Holder or Beneficial Owner that is acting in concert with such Holders or Beneficial Owners in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person, Indebtedness of such Person (other than Indebtedness owed to an Affiliate), unless the instrument creating or evidencing such Indebtedness explicitly provides that such Indebtedness is subordinate in right of payment to the Notes or the Note Guarantee of such Person, as the case may be.

“Short Derivative Instrument” means a Derivative Instrument (a) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (b) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Start Date” means March 16, 2018.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transaction Costs” means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Issuer or any Restricted Subsidiary in connection with (a) any acquisitions by the Issuer or any Restricted Subsidiary, (b) any incurrence of Indebtedness or issuance of Equity Interests by the Issuer or any Restricted Subsidiary or any refinancing thereof or (c) any reorganization or recapitalization of the capital structure of the General Partner or the Issuer or Subsidiaries thereof, in each case permitted under this Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2025; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to April 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the Treasury Rate no earlier than on the fourth and no later than on the second business day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means UMB Bank, N.A., until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the General Partner, but only to the extent that such Subsidiary:

(1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section
“Advance Offer”	4.10
“Advance Portion”	4.10
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Directing Holder”	6.02
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Noteholder Direction”	6.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Position Representation”	6.02
“Purchase Date”	3.09
“Redemption Date”	3.07
“Registrar”	2.03
“Restricted Payments”	4.07
“Termination Event”	4.17
“Trailing Four Quarters”	4.07
“Verification Covenant”	6.02

Section 1.03 Incorporation by Reference of Trust Indenture Act.

This Indenture shall not be qualified under the TIA; however, whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act, the Exchange Act or the TIA will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.05 Limited Condition Acquisitions; Measuring Compliance.

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated Net Tangible Assets of the Issuer or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition and related transactions are permitted under this Indenture and such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered into and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition, unless and until such Limited Condition Acquisition has been abandoned or such definitive agreement has expired or been terminated prior to consummation thereof.

Article 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Following the termination of the applicable Restricted Period, the Regulation S Temporary Global Note Legend shall be deemed removed from the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. The aggregate principal amount of each Regulation S Temporary Global Note and each Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in any Regulation S Temporary Global Note and any Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes on behalf of the Issuer by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, and interest on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(i) the Depositary notifies the Issuer (A) that it is unwilling or unable to continue to act as Depositary or (B) that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;

(ii) the Issuer, at its option but subject to the Depositary’s requirements, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; or

(iii) there has occurred and is continuing an Event of Default, and the Depositary notifies the Trustee of its decision to exchange such Global Notes for Definitive Notes;

provided, however, that in no event shall any Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act (or an Opinion of Counsel that such certificates are not required pursuant to Rule 903 under the Securities Act).

Upon the occurrence of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period and the issuance of the Regulation S Permanent Global Note, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Temporary Global Note or Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer or exchange is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved.]

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF

AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THEY REASONABLY BELIEVE IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY GOVERNMENTAL PLAN, CHURCH PLAN, NON-U.S. PLAN, OR OTHER PLAN SUBJECT TO OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (e)(ii), (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES OR OTHER TRANSFERS OR EXCHANGES DURING THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note or Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of transmission of a notice of redemption of Notes under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or a Subsidiary or an Affiliate thereof) holds by 10:00 a.m. Eastern Time, on a Redemption Date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Article 3

REDEMPTION AND PURCHASE

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least five Business Days before the giving of notice of the redemption pursuant to Section 3.03 hereof (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the Redemption Date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price (if then determined and otherwise the method of determination).

Section 3.02 Selection of Notes to Be Redeemed .

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, in accordance with applicable DTC procedures) unless otherwise required by law or applicable stock exchange or depositary requirements. No Notes of $2,000 or less can be redeemed in part.

Section 3.03 Notice of Redemption.

Subject to the provisions of Sections 3.09 and 4.14(e) hereof, at least 30 days but not more than 60 days before a Redemption Date, the Issuer will send, or cause to be sent, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof, respectively.

The notice will identify the Notes to be redeemed and will state:

(1) the Redemption Date;

(2) the redemption price (if then determined and otherwise the method of determination);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) any conditions precedent with respect to such redemption; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least five Business Days prior to giving such notice (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and a form of such notice setting forth the information required by the preceding paragraph. Such Officers’ Certificate may be combined with the one provided pursuant to Section 3.01(a) hereof.

Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such Redemption Date be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed.

Section 3.04 Effect of Notice of Redemption.

Once a notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, subject to satisfaction of conditions precedent specified in the applicable notice of redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

By 11:00 a.m., Eastern time, on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or surrendered for purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or surrendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to April 15, 2025, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the Redemption Date, in an amount not to exceed the net cash proceeds of one or more Equity Offerings; provided that:

(i) at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) On or after April 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2025	102.375%
2026	101.188%
2027 and thereafter	100.000%

(c) At any time prior to April 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

(d) The Issuer may also redeem, at its option, all of the outstanding Notes pursuant to, and subject to the conditions set forth in, Section 4.14(e) hereof.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness

(on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as principal payments are to be made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a depositary for the Asset Sale Offer, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuer, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile or electronic transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be purchased in accordance with applicable DTC procedures); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.05 and 3.06 hereof.

Article 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, on, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on both overdue principal and overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain in the continental United States an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be surrendered for payment, registration of transfer or for exchange. The Issuer initially designates the Corporate Trust Office of the Trustee for such purposes in accordance with Section 2.03 hereof. (If the Definitive Notes are issued and outstanding, such office or agency must be in the City and State of New York.) The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the continental United States for such purposes. The Issuer will send prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Issuer will furnish to the Holders of such Notes or the Trustee:

(i) no later than 90 days after the end of each fiscal year, (a) audited financial statements prepared in accordance with GAAP (with footnotes to such financial statements), including the audit report on such financial statements issued by the Issuer’s certified independent accountants, (b) a “Management’s Narrative Analysis of Results of Operations” consistent with the presentation thereof in the Offering Memorandum and (c) a presentation of EBITDA and Adjusted EBITDA of the Issuer and its Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements;

(ii) no later than 45 days after the end of each of the first three calendar quarters of each fiscal year, (a) unaudited quarterly financial statements prepared in accordance with GAAP (with condensed footnotes to such financial statements consistent with past practice), (b) a “Management’s Narrative Analysis of Results of Operations” consistent with the presentation thereof in the Offering Memorandum (but omitting the discussion included in the “Overview” section) and (c) a presentation of EBITDA and Adjusted EBITDA of the Issuer and its Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements; and

(iii) within ten business days after the occurrence of any of the following events, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (i) entry by the Issuer or a Restricted Subsidiary into an agreement outside the ordinary course of business that is material (as determined by the Issuer in its sole discretion) to the Issuer and its Subsidiaries, taken as a whole, any material amendment thereto or termination of any such agreement other than in accordance with its terms (excluding, for the avoidance of doubt, employee compensatory or benefit agreements or plans), (ii) completion of a merger of the Issuer with or into another Person or a material acquisition or disposition of assets by the Issuer or a Restricted Subsidiary outside the ordinary course of business, (iii) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Issuer or a Significant Subsidiary, (iv) the Issuer’s incurring Indebtedness outside the ordinary course of business that is material to the Issuer (other than under a Credit Facility or other arrangement described in the Offering Memorandum or borrowings under a Credit Facility that has otherwise been disclosed previously), or a triggering event that causes the increase or acceleration of any such obligation and, in any such case, the consequences thereof are material to the Issuer or any Restricted Subsidiary.

For the avoidance of doubt, (a) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.

(b) At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries, then the annual and quarterly financial information required by clause (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Narrative Analysis of Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(c) The Issuer will hold and participate in annual conference calls with the Holders of the Notes, Beneficial Owners of the Notes, bona fide prospective investors, securities analysts and market makers to discuss the financial information required to be furnished pursuant to Section 4.03(a)(i) no later than ten business days after distribution of such financial information. The Issuer shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders.

(d) So long as any notes are outstanding, the Issuer will also maintain a website to which Holders and Beneficial Owners of the Notes, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports required by this Section 4.03 are posted.

(e) Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this Section 4.03 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.03) upon furnishing such financial information as contemplated by this Section 4.03 (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 if the principal of, premium, if any, on, and interest on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(f) The Issuer shall furnish to the Holders of the Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(g) Delivery of such reports, documents and information to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with this Section 4.03 or the posting of any reports, documents and information on any website, to examine such reports, information, documents and other reports to ensure compliance with the provisions of this Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

Section 4.04 Compliance Certificate.

(a) The Issuer and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year (starting with the fiscal year ending December 31, 2021), an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within 30 days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ outstanding Equity Interests (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests (other than Disqualified Equity) of the Issuer and other than distributions or dividends payable to the Issuer or a Restricted Subsidiary of the Issuer);

(ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding (a) any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries and (b) any such subordinated Indebtedness repaid, acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, acquisition or retirement), except a payment of interest or principal within one year of the Stated Maturity thereof; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1) if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b) hereof) during the fiscal quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(A) Available Cash from Operating Surplus as of the end of the immediately preceding fiscal quarter; plus

(B) 100% of the aggregate net proceeds (including cash and the Fair Market Value of property or assets other than cash) received by the Issuer since the Start Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of the Issuer); plus

(C) to the extent that any Restricted Investment that was made after the Start Date is sold for cash or Cash Equivalents or otherwise cancelled, liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Issuer or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the date of this Indenture (items (B), (C) and (D) being referred to as “Incremental Funds”); plus

(E) dividends or distributions received in cash by the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor after the Start Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in Available Cash from Operating Surplus of the Issuer for such period; minus

(F) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b) hereof) during the fiscal quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on the Issuer’s common units and subordinated units or with respect to incentive distribution rights plus the related distributions on the general partner interest), is less than the sum, without duplication, of:

(A) $125.0 million, less the aggregate amount of all prior Restricted Payments made by the Issuer and its Restricted Subsidiaries pursuant to this clause (2)(A) since the Start Date; plus

(B) Incremental Funds to the extent not previously expended pursuant to this clause (2) or the immediately preceding clause (1) of this paragraph.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration, the payment would have complied with the provisions of this Indenture;

(2) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Issuer or any Guarantor or of any Equity Interests of in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to the Issuer from any Person (other than a Restricted Subsidiary of the Issuer) or (b) sale (other than to a Restricted Subsidiary of the Issuer) of Equity Interests of the Issuer, with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(4) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(5) so long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director or employee of the General Partner, the Issuer or any of the Issuer’s Restricted Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement or similar agreement or other employee benefit plan, or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Issuer from the sale of Equity Interests of the Issuer to members of management, directors, managers or consultants of the General Partner, the Issuer or any of its Restricted Subsidiaries that occurs after the Start Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments by virtue of clauses (1)(B) or (2)(A) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Start Date; and

provided, further, cancellation of Indebtedness owing to the Issuer from any current or former officer, director or employee (or any permitted transferees thereof) of the General Partner, the Issuer or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(6) the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests;

(7) so long as no Default (except a Reporting Default) has occurred and is continuing, payments of dividends on Disqualified Equity issued pursuant to Section 4.09 hereof;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer;

(9) so long as no Default (other than a Reporting Default) has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $75.0 million since the Start Date;

(10) any purchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(11) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those contained in Sections 4.10 and 4.14 hereof; provided that prior to such purchase, redemption, defeasance or other acquisition or retirement for value the Issuer (or a third party to the extent permitted by this Indenture) shall have made a Change of Control Offer, Alternate Offer or Asset Sale Offer, as the case may be, with respect to the Notes and shall have repurchased all notes properly tendered and not withdrawn in connection with such Change of Control, Alternate Offer or Asset Sale Offer;

(12) in connection with an acquisition by the Issuer or any of its Restricted Subsidiaries, the return to the Issuer or any of its Restricted Subsidiaries of Equity Interests of the Issuer or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims; or

(13) Permitted Tax Distributions.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the amount of any non-cash dividend or distribution will be the Fair Market Value thereof on the date of declaration. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (13) of Section 4.07(b) hereof, or is permitted pursuant to Section 4.07(a) hereof, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or to pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of this Indenture;

(ii) this Indenture, the Notes and the Note Guarantees;

(iii) agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;

(iv) applicable law, rule, regulation, order, licenses, permits or similar governmental, judicial or regulatory restriction;

(v) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness or Equity Interests, the incurrence or issuance thereof was otherwise permitted by the terms of this Indenture;

(vi) customary non-assignment provisions in contracts for purchase, gathering, processing, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, transportation agreements or purchase and sale or exchange agreements, pipeline or terminaling agreements, or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business;

(vii) mortgage financings, purchase money obligations for property acquired in the ordinary course of business and Finance Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(iii) hereof;

(viii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(ix) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(x) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, buy/sell agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment);

(xii) any agreement or instrument relating to any property or assets acquired after the date of this Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(xiv) Hedging Obligations incurred in the ordinary course of business from time to time.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Equity.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), the Issuer may issue Disqualified Equity, and the Restricted Subsidiaries of the Issuer may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Preferred Stock referred to in clause (viii) below:

(i) the incurrence by the Issuer and any Restricted Subsidiaries of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (A) $850.0 million and (B) the sum of $450.0 million and 35.0% of the Issuer’s Consolidated Net Tangible Assets;

(ii) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(iii) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture;

(iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (iv); provided that after giving effect to such incurrence the aggregate principal amount of all Indebtedness incurred pursuant to this clause (iv) and then outstanding does not exceed the greater of (A) $100.0 million and (B) 10.0% of the Issuer’s Consolidated Net Tangible Assets;

(v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (ii), (iii), (iv), (xi) or (xii) of Section 4.09(b) or this clause (v);

(vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in Section 5.01(a)(iv) hereof;

(viii) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of Preferred Stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(B) any sale or other transfer of any such Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (viii);

(ix) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(x) the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xi) the incurrence by the Issuer or any of its Subsidiaries of Permitted Acquisition Indebtedness; and

(xii) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, extend, refinance, replace, defease or discharge such Indebtedness, does not exceed the greater of (A) $175.0 million and (B) 15.0% of the Issuer’s Consolidated Net Tangible Assets.

(c) The Issuer will not incur, and will not permit Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) of Section 4.09(b) above, or is entitled to be incurred pursuant Section 4.09(a) hereof, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or Preferred Stock or Disqualified Equity dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Equity in the form of additional shares or units of the same class of Preferred Stock or Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Equity for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10 Asset Sales.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii) at least 75% of the aggregate consideration received by the Issuer or any of its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the Start Date is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Issuer’s most recent consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantees), that are assumed, forgiven or otherwise extinguished by the transferee of any such assets pursuant to a novation, indemnity or other agreement that releases the Issuer or such Restricted Subsidiary from or indemnifies against further liability;

(B) any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from such transferee that are within 180 days after the Asset Sale (subject to ordinary settlement periods), converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(C) any Capital Stock or assets of the kind referred to in clauses (ii) or (iv) of Section 4.10(b) hereof; and

(D) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D), not to exceed an amount equal to 2.5% of the Issuer’s Consolidated Net Tangible Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale (or within 180 days after such 365-day period in the event the Issuer or any Restricted Subsidiary enters into a binding commitment with respect to such application), the Issuer or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds:

(i) to repay Senior Indebtedness of the Issuer or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness; provided that such repurchase or redemption closes within 60 days after the end of such 365-day period or any permitted extension thereof as contemplated by the first sentence of this paragraph);

(ii) to acquire all or substantially all of the properties or assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(iii) to make a capital expenditure; or

(iv) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Issuer or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise utilize the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five Business Days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders of Notes then outstanding and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds or equivalent amount prior to the time period that may be required by this Indenture with respect to all or a part of the available Net Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture (an “Advance Offer”). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the purchase date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer (or in the case of an Advance Offer, any of the Advance Portion), the Issuer or any of its Restricted Subsidiaries may use those Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then Notes and such other pari passu Indebtedness will be purchased on a pro rata basis (or, in the case of Notes represented by a Note in global form, in accordance with applicable DTC procedures, unless otherwise required by law or applicable stock exchange or depositary requirements). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero, and upon completion of an Advance Offer, the amount of Excess Proceeds will be reduced by the Advance Portion.

(d) The Issuer will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, together with any series of related transactions, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(i) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the General Partner, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or the relevant Restricted Subsidiary from a financial point of view; and

(ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $50.0 million, the Issuer delivers to the Trustee a resolution of the Board of Directors of the General Partner set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(i) any employment agreement, equity award, equity option or equity appreciation agreement or employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(ii) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(iii) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the General Partner, the Issuer or any of its Restricted Subsidiaries, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(v) any issuance of Equity Interests (other than Disqualified Equity) of the Issuer to Affiliates of the Issuer;

(vi) Restricted Payments that do not violate Section 4.07 hereof or Permitted Investments;

(vii) in the case of contracts for purchase, sale, transportation and marketing of Hydrocarbons, hedging agreements, and handling, storage, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Issuer or any of its Restricted Subsidiaries and third parties, or if neither the Issuer nor any of its Restricted Subsidiaries has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the General Partner;

(viii) transactions between the Issuer or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the General Partner or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the General Partner or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(ix) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) or lessors or lessees of property in the ordinary course of business on terms, taken as a whole, that are no less favorable in any material respect than would have been obtained at such time from a Person that is not an Affiliate of the Issuer, as reasonably determined by the Issuer;

(x) payments or transactions arising under or contemplated by any contract, agreement, instrument or arrangement in effect on the date of this Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole at the time such amendments, modifications or replacements are executed, are not materially less favorable to the Issuer and its Restricted Subsidiaries, taken as a whole, than those in effect on the date of this Indenture, as reasonably determined by the Issuer;

(xi) any transaction for which the Issuer or any of its Restricted Subsidiaries, as the case may be, obtains a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Issuer and its Restricted Subsidiaries from a financial point of view;

(xii) any transaction with respect to which the Issuer has obtained an opinion from an independent accounting, appraisal or investment banking firm of national standing to the effect that such transaction is fair from a financial point of view to the Issuer and its Restricted Subsidiaries, as applicable; and

(xiii) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer; provided that such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Issuer or such Restricted Subsidiary, as reasonably determined by the Board of Directors of the General Partner.

Section 4.12 Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including Attributable Debt) or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Notes and the Note Guarantees are secured on an equal and ratable basis or on a senior basis with the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).

Section 4.13 [Reserved].

Section 4.14 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(ii) the purchase price and the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile, electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

the Issuer will comply with all applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b) Promptly following the expiration of the Change of Control Offer, the Issuer shall, to the extent lawful, accept for payment all notes or portions thereof (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000) properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Payment Date the Issuer shall:

(i) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(ii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, to the extent the Notes are in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(c) Notwithstanding anything to the contrary in this Section 4.14, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price or (3) in connection with, or in contemplation of, any publicly announced Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes properly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all such Notes properly tendered in accordance with the terms of such Alternate Offer.

(d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. In such a case, the related notice shall describe such condition, and if applicable, shall state that, in the Issuer’s discretion, the purchase date may be delayed until such time as such condition shall be satisfied (provided that in no event shall such purchase date be delayed to a date later than 60 days after the date on which such notice was sent), or such purchase may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the purchase date, or by the purchase date as so delayed.

(e) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer, Alternate Offer or other cash tender offer and the Issuer purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, Alternate Offer or other cash tender offer, to redeem all of the Notes that remain outstanding following such purchase at a cash redemption price equal to the Change of Control Payment, Alternate Offer price or other tender offer price, as applicable, plus, to the extent not included in the Change of Control Payment, Alternate Offer price or other tender offer price, as applicable, accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of the Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

Section 4.15 Additional Note Guarantees.

If, after the date of this Indenture, any Restricted Subsidiary of the Issuer that is not already a Guarantor guarantees any Indebtedness of the Issuer or any Guarantor under a Credit Facility, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit F hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Issuer that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.15 as a result of its guarantee of any Indebtedness shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such Restricted Subsidiary’s Note Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

Section 4.16 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a copy of a resolution of the Board of Directors of the General Partner giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer will be in default of such section.

The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Section 4.17 Termination of Covenants.

If at any time following the date of this Indenture, the Notes then outstanding achieve an Investment Grade Rating and no Default or Event of Default has occurred and is then continuing under this Indenture, the Issuer and its Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture (a “Termination Event”):

(1) Section 4.07;

(2) Section 4.08;

(3) Section 4.09;

(4) Section 4.10;

(5) Section 4.11;

(6) Section 4.15;

(7) Section 4.16; and

(8) Section 5.01(a)(iv).

Promptly after such Termination Event, the Issuer shall deliver to the Trustee an Officers’ Certificate certifying to such event.

Article 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer will not: (1) consolidate or merge with or into another Person, or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i) either:

(A) the Issuer is the surviving Person; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture hereto in form reasonably satisfactory to the Trustee;

(iii) immediately after such transaction, no Default or Event of Default exists; and

(iv) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or (B) have had a Fixed Charge Coverage Ratio not less than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction;

provided that clauses (iii) and (iv) shall not apply to (1) the merger or consolidation of the Issuer with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing the Issuer in another jurisdiction.

(b) Notwithstanding Section 5.01(a) hereof, the Issuer may reorganize as any other form of entity in accordance with the procedures established in this Indenture, provided that:

(i) the reorganization involves the conversion (by merger, sale, legal conversion, contribution or exchange of assets or otherwise) of the Issuer into a form of entity other than a limited partnership formed under Delaware law;

(ii) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(iii) the entity so formed by or resulting from such reorganization assumes all the obligations of the Issuer under the Notes and this Indenture in accordance with the procedures established herein;

(iv) immediately after such reorganization no Default or Event of Default exists; and

(v) such reorganization is not materially adverse to the holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (A) is subject to federal or state income taxation as an entity or (B) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

(c) A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, except as permitted by Sections 10.04 and 10.05 hereof.

(d) This Section 5.01 shall not apply to any sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

Section 5.02 Successor Person Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof and in which the Issuer is not the surviving entity, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to “the Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such surviving Person had been named as the Issuer herein, and thereafter (except in the case of a lease of all or substantially all of the Issuer’s properties or assets), the Issuer will be relieved of all obligations and covenants under this Indenture and the Notes.

Article 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Issuer or any Guarantor to make a Change of Control Offer with respect to the Notes within the time periods set forth, or to consummate a purchase of Notes when required pursuant to the terms described, in Section 4.14 hereof;

(4) failure by the Issuer for 180 days after notice by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with Section 4.03 hereof;

(5) failure by the Issuer or any Guarantor for 60 days after written notice to the Issuer by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(a) is caused by a failure to pay principal of, or premium or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

(i) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (ii) any such Payment Default is cured or waived, (iii) any such acceleration is rescinded, or (iv) such Indebtedness is repaid during the 10 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) failure by the Issuer or any of the Issuer’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its Obligations under its Note Guarantee;

(9) the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) generally is not paying its debts as they become due; and

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(b) appoints a custodian of the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(c) orders the liquidation of the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation in the form attached as Exhibit G to this Indenture from each such Holder to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer or Trustee with such other information as the Issuer or Trustee may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of DTC or its nominee. The Trustee shall disregard any notice or direction from any Directing Holder that either fails to deliver a Position Representation or fails to satisfy any request made pursuant to the Verification Covenant.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate with evidence stating that the Issuer has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred and the Trustee shall be deemed to have not received the Noteholder Direction or any notice of such Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction with respect to the Notes delivered to the Trustee during the pendency of an Event of Default specified in clauses (1), (2), (8) or (9) of Section 6.01 above shall not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the Trustee: (i) shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise; and (ii) will be fully protected for any actions taken (or not taken) Noteholder Direction under the Indenture even if such Holder’s holdings are later disregarded because of a breach of, or failure to comply with, the Position Representation or Verification Covenant. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on, the Notes.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase the Notes). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note expressly set forth herein to receive payment of principal of, premium on, if any, or interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

For the avoidance of doubt, no amendment to, or deletion of Sections 4.01-4.17 hereof or any action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holders of the Notes to receive payment of principal of, or premium, if any, or interest on, the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, including interest on any overdue principal and interest, to the extent lawful, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) In no event shall the Trustee be liable for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and the Trustee has received notice or is deemed to have notice thereof in accordance with Section 7.02(j) hereof, the Trustee will send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with May 15, 2022, and for so long as Notes remain outstanding, the Trustee will send to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also send all reports as required by TIA §313(c).

(b) A copy of each report at the time of its delivery to the Holders of Notes will be mailed or delivered by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense which is found by a court of competent jurisdiction in a non-appealable judgment to have resulted from the Trustee’s own negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (9) or (10) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 7.12 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.13 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act (the “Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

Article 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other provisions of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15 and 4.16 hereof and clause (iv) of Section 5.01(a) hereof with respect to the outstanding Notes, and the Guarantors will be released from their obligations with respect to the Note Guarantees, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7) and (8) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b) in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel in form reasonably acceptable to the Trustee confirming that:

(i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel in form reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or, if then held by the Issuer, will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, or interest on, any Notes following the reinstatement of their obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s properties or assets, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(e) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such text of this Indenture, the Notes or Note Guarantee was intended to reflect such provision of the “Description of Notes”;

(f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(g) to allow any Guarantor to execute a supplemental indenture or a notation of a Note Guarantee with respect to its guarantee of the Notes or to reflect the addition or release of a Note Guarantee in accordance with this Indenture;

(h) to secure the Notes or the Note Guarantees; or

(i) to provide for the reorganization of the Issuer as any other form of entity, in accordance with the provisions of Section 5.01 hereof.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.14 hereof) and the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by resolutions of the Board of Directors of the General Partner authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof or the minimum notice period required with respect to any optional redemption of Notes pursuant to Article 3);

(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes expressly set forth in this Indenture to receive payments of principal of, premium on, if any, or interest on, the Notes (other than as permitted by clause (g) below);

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 or 4.14 hereof);

(h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i) make any change in the preceding amendment, supplement and waiver provisions.

For the avoidance of doubt, no amendment to, or deletion of Sections 4.01-4.17 hereof, or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder of Notes to receive payment of principal of, or premium, if any, or interest on, the Notes or to institute suit for the enforcement or any payment on or with respect to such Holder’s Notes.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, except as may be provided by the terms of any request for consent, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture pursuant to Section 9.02 until the Board of Directors of the General Partner approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. If at any time the Trustee is requested to determine if any such supplemental indenture would adversely affect the legal rights hereunder of any Holder, the Trustee shall be entitled to receive, and may conclusively rely upon, an Opinion of Counsel in making such determination.

Article 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform the same immediately. Each Guarantor agrees that its guarantee of any Obligations of the Issuer is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged, except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of the foregoing to the Trustee or such Holder, any Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Article 10, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Article 10. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and, by its acceptance of Notes, each Holder, hereby confirm that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture (including a supplement hereto) will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the notation of Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer or any of the Issuer’s Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.15 hereof, the Issuer will cause such Domestic Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

A Guarantor may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to, or consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) either:

(i) the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture substantially in the form of Exhibit F hereto; or

(ii) the Net Proceeds of such sale, assignment, transfer, conveyance or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and upon the assumption by the successor Person pursuant to Section 10.04(b)(i) hereof, by supplemental indenture, executed and delivered to the Trustee, of such obligations, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the notations of Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of a Guarantor to the Issuer or another Guarantor.

Section 10.05 Releases.

(a) The Note Guarantee of a Guarantor and its other obligations under this Indenture will be automatically released in connection with any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of any Guarantor, by way of merger or consolidation to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if (for the avoidance of doubt, at the time thereof) the sale, assignment, transfer, conveyance or other disposition does not violate Section 4.10 of this Indenture.

(b) The Note Guarantee of a Guarantor and its other obligations under this Indenture will be automatically released in connection with any sale, assignment, transfer, conveyance or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale, assignment, transfer, conveyance or other disposition does not violate Section 4.10 of this Indenture.

(c) Upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.16 hereof, the Note Guarantee of such Guarantor and its other obligations under this Indenture will be automatically released.

(d) The Note Guarantee of a Guarantor and its other obligations under this Indenture will be automatically released at such time as any Guarantor ceases to guarantee any other Indebtedness of the Issuer or another Guarantor under a Credit Facility, such Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that, if it is also a Domestic Subsidiary, it is then no longer an obligor with respect to any Indebtedness under any Credit Facility.

(e) The Note Guarantee of a Guarantor and its other obligations under this Indenture will be automatically released upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

(f) The Note Guarantee of a Guarantor and its other obligations under this Indenture will be automatically released upon the first day on which the Notes then outstanding achieve an Investment Grade Rating.

(g) The release of a Guarantor from its Note Guarantee pursuant to this Section 10.05 shall also release such Guarantor from all of its other obligations under this Indenture.

(h) Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions to release of any Guarantor from its obligations under its Note Guarantee and this Indenture specified in this Section 10.05 have been satisfied, the Trustee will execute any documents reasonably required in order to evidence the release.

(i) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Article 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as otherwise specified herein), when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise and either the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of final maturity or redemption;

(2) in respect of clause (1)(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at final maturity or on the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities (including the proceeds thereof) in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof, until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article 12

MISCELLANEOUS

Section 12.01 [Reserved].

Section 12.02 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

CNX Midstream Partners LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

Facsimile: (724) 485-4837

Attention: General Counsel

With a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Facsimile: (713) 546-5401

Attention: David J. Miller

If to the Trustee:

UMB Bank, N.A.

5555 San Felipe Street, Suite 870

Houston, Texas 77056

Facsimile: (713) 300-0590

Email: Mauri.Cowen@umb.com

Attention: Corporate Trust Department

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder of a Definitive Note will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. When the Notes are represented by one or more Global Notes, all notices or communications to the Holders will be sent pursuant to the applicable procedures of the Depositary and will be deemed to be given when sent pursuant to such procedures. Failure to mail or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, however, that the Issuer shall not be required to furnish such Opinion of Counsel in connection with its request for the Trustee to authenticate the Notes on the date of this Indenture.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

None of the General Partner or any past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Capital Stock of the General Partner, the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 12.08 Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto, and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

SIGNATURES

Dated as of the date first written above

ISSUER

CNX MIDSTREAM PARTNERS LP

By: CNX Midstream GP LLC, its general partner

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Indenture]

GUARANTORS

CNX MIDSTREAM OPERATING COMPANY
CNX MIDSTREAM DEVCO I LP
CNX MIDSTREAM DEVCO I GP LLC
CNX MIDSTREAM SP HOLDINGS LLC

By:	/s/ Alexander J. Reyes
Name: Alexander J. Reyes
As Authorized Signatory for each of the Guarantors

[Signature Page to Indenture]

TRUSTEE

UMB BANK, N.A.,
as Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

[Signature Page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Face of Note]

CUSIP No.________

ISIN No. __________

4.750% Senior Notes due 2030

No. ___	$__________________

CNX MIDSTREAM PARTNERS LP

promises to pay to_____________, or registered assigns, the principal sum of ________________________________ DOLLARS [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note]* on April 15, 2030.

Interest Payment Dates: April 15 and October 15, beginning on __________.

Record Dates: April 1 and October 1

[Signature page follows.]

*	This phrase should be included only if the Note is issued in global form.

CNX MIDSTREAM PARTNERS LP

By: CNX Midstream GP LLC, its general partner

By:
Name:	Donald W. Rush
Title:	Chief Financial Officer

[Signature Page to Global Note]

EXHIBIT A

This is one of the 4.750% Senior Notes due 2030 referred to

in the within-mentioned Indenture:

UMB BANK, N.A.,

as Trustee

By:
Name: Mauri J. Cowen
Title: Senior Vice President

Dated:

[Signature Page to Global Note]

[Back of Note]

4.750% Senior Notes due 2030

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. CNX Midstream Partners LP, a Delaware limited partnership (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 4.750% per annum from _________, ___ until maturity. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on both overdue principal and overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes of $5.0 million or more in aggregate principal amount the Holders of which will have provided wire transfer instructions to an account in the Unites States to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, UMB Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of September 22, 2021 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(6) OPTIONAL REDEMPTION.

(a) At any time prior to April 15, 2025, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the Redemption Date, in an amount not to exceed the net cash proceeds of one or more Equity Offerings; provided that:

(A)

at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B)	the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) At any time prior to April 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(c) On or after April 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2025	102.375%
2026	101.188%
2027 and thereafter	100.000%

(d) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer, Alternate Offer or other cash tender offer and the Issuer purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, Alternate Offer or other cash tender offer, to redeem all of the Notes that remain outstanding following such purchase at a cash redemption price equal to the Change of Control Payment, Alternate Offer price or other tender offer price, as applicable, plus, to the extent not included in the Change of Control Payment, Alternate Offer price or other tender offer price, as applicable, accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of the Holders of Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(e) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control with respect to the Notes, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control with respect to the Notes, the Issuer will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sale, in certain circumstances specified in the Indenture, the Issuer may be required to commence an offer to all Holders of the Notes and to all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased, out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture.

(c) Holders of Definitive Notes that are the subject of an Alternate Offer, Change of Control Offer or Asset Sale Offer may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. Except as set forth in paragraph 6(d) above, notice of redemption will be sent at least 30 days but not more than 60 days before a Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture with respect to the Notes. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any transfer taxes or similar governmental charges required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

[Following the termination of the 40-day distribution compliance period, the Regulation S Temporary Global Note Legend on the face of this Regulation S Temporary Global Note shall be deemed removed, following which temporary beneficial interests in this Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.]1

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), and any existing Default or Event of Default with respect to the Notes or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented for certain purposes as described in the Indenture.

(12) DEFAULTS AND REMEDIES. If any Event of Default occurs with respect to the Notes and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, as described in the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default with respect to the Notes and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

(13) TRUSTEE DEALINGS WITH THE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. None of the General Partner or any past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Capital Stock of the General Partner, the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

[1]	Include for Regulation S Temporary Global Note

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GUARANTEES. The Guarantors have provided the Note Guarantees pursuant to Article 10 of the Indenture that are evidenced by the attached Notation of Note Guarantee.

(19) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CNX Midstream Partners LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

Facsimile: (724) 485-4837

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT TO PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10 ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

CNX Midstream Partners LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

UMB Bank, N.A.

5555 San Felipe Street, Suite 870

Houston, Texas 77056

Attention: Corporate Trust Department

Re: 4.750% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of September 22, 2021 (the “Indenture”) among CNX Midstream Partners LP, a Delaware limited partnership (the “Issuer”), the Guarantors party thereto and UMB Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act,

(iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on a Restricted Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 12654A AA9), or

(ii)	☐ Regulation S Global Note (CUSIP U1749M AA0), or

(iii)	☐ IAI Global Note (CUSIP 12654A AB7); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 12654A AA9 ), or

(ii)	¨ Regulation S Global Note (CUSIP U1749M AA0), or

(iii)	¨ IAI Global Note (CUSIP 12654A AB7); or

(iv)	¨ Unrestricted Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

CNX Midstream Partners LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

UMB Bank, N.A.

5555 San Felipe Street, Suite 870

Houston, Texas 77056

Attention: Corporate Trust Department

Re: 4.750% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of September 22, 2021 (the “Indenture”) among CNX Midstream Partners LP, a Delaware limited partnership (the “Issuer”), the Guarantors party thereto and UMB Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in

C-1

compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

CNX Midstream Partners LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

UMB Bank, N.A.

5555 San Felipe Street, Suite 870

Houston, Texas 77056

Attention: Corporate Trust Department

Re: 4.750% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of September 22, 2021 (the “Indenture”) among CNX Midstream Partners LP, a Delaware limited partnership (the “Issuer”), the Guarantors party thereto and UMB Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been, and will not be, registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

FORM OF NOTATION OF NOTE GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 22, 2021 (the “Indenture”) among CNX Midstream Partners LP, a Delaware limited partnership (the “Issuer”), the Guarantors party thereto and UMB Bank, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

CNX MIDSTREAM OPERATING COMPANY LLC

By:
Name: Donald W. Rush
Title: Chief Financial Officer

CNX MIDSTREAM DEVCO I GP LLC

By:
Name: Donald W. Rush
Title: Chief Financial Officer

CNX MIDSTREAM DEVCO I LP

By: CNX Midstream DevCo I GP LLC, its general partner

By:
Name: Donald W. Rush
Title: Chief Financial Officer

CNX MIDSTREAM SP HOLDINGS LLC

By:
Name: Donald W. Rush
Title: Chief Financial Officer

[Signature Page to Notation of Guarantee]

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of CNX Midstream Partners LP (or its permitted successor), a Delaware limited partnership (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and UMB Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 22, 2021 providing for the issuance of 4.750% Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby unconditionally guarantees all of the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

CNX MIDSTREAM PARTNERS LP

By:	CNX Midstream GP LLC,
its general partner

By:
Name:
Title:

UMB BANK, N.A., as Trustee

By:
Authorized Signatory

EXHIBIT G

FORM OF POSITION REPRESENTATION

            , 20__

CNX Midstream Partners LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

UMB Bank, N.A.

5555 San Felipe Street, Suite 870

Houston, Texas 77056

Attention: Corporate Trust Department

Re: 4.750% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of September 22, 2021 (the “Indenture”) among CNX Midstream Partners LP, a Delaware limited partnership (the “Issuer”), the Guarantors party thereto and UMB Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter constitutes a Position Representation in connection with a Noteholder Direction delivered pursuant to Section 6.02 of the Indenture, whereby the undersigned, as Directing Holder, represents to the Issuer and the Trustee that [it is] [it is being instructed solely by Beneficial Owners that are] not Net Short.

By:
Name: [Holder]
Title:

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